Exhibit 99.2

KITE

FOURTH QUARTER

QUARTERLY FINANCIAL SUPPLEMENTAL

QUARTERLY FINANCIAL SUPPLEMENTAL – DECEMBER 31, 2020

PAGE NO.	TABLE OF CONTENTS

3	Earnings Press Release
7	Corporate Profile
8	Contact Information
9	Important Notes Including Non-GAAP Disclosures
11	Consolidated Balance Sheets
12	Consolidated Statements of Operations for the Three and Twelve Months Ended December 31, 2020
13	Same Property Net Operating Income
14	Net Operating Income and EBITDA by Quarter
15	Funds from Operations for the Three and Twelve Months Ended December 31, 2020
16	Adjusted Funds From Operations and Other Financial Information for the Three and Twelve Months Ended December 31, 2020
17	Summary Income Statement
18	Accounts Receivable Impact of COVID-19
19	Joint Venture Summary as of December 31, 2020
20	Summary of Outstanding Debt as of December 31, 2020
21	Maturity Schedule of Outstanding Debt as of December 31, 2020
22	Key Debt Metrics
23	Top 25 Tenants by Annualized Base Rent
24	Retail Leasing Spreads
25	Lease Expirations
26	Development and Redevelopment Projects
27	Geographic Diversification – Annualized Base Rent by Region and State
28	Operating Retail Portfolio Summary Report
32	Operating Office Properties and Other
33	Components of Net Asset Value

PRESS RELEASE

Contact Information: Kite Realty Group Trust
Jason Colton
SVP, Capital Markets & Investor Relations
317.713.2762
jcolton@kiterealty.com

Kite Realty Group Trust Reports 2020 Operating Results,
Provides 2021 Guidance, and Declares Dividend

Indianapolis, Indiana, February 11, 2021 - Kite Realty Group Trust (NYSE: KRG) reported today its operating results for the fourth quarter and year ended December 31, 2020.

“Despite the challenges we’ve all faced in 2020, I am extremely proud of KRG’s ability to handle adversity and deliver strong results,” said John A. Kite, Chairman and CEO. “Our performance is a testament to our people, processes, properties and tenants. As the rate of vaccinations accelerates, KRG is positioned to continue our sector-leading operations and capitalize on new opportunities.”

2020 Key Highlights
•Successfully navigated the pandemic with a variety of initiatives and measures such as, ensuring employee safety, providing curbside pickup locations for our tenants, launching the KRG Small Business Lending Program, and maintaining strong leasing volume throughout 2020.
•Approximately 95% of total fourth quarter base rent and recoveries have been collected.
◦Less than 1% of fourth quarter base rent and recoveries have been deferred.
•Purchased Eastgate Crossing and a Pan Am Plaza partnership interest for an aggregate of approximately $68.0 million.
•Sold one non-operating asset for approximately $14.0 million and four outparcels for $7.8 million.
•Commenced construction on three development/redevelopment projects, consisting of approximately $12.6 million of capital commitments, that are anticipated to produce an average cash yield between 14.0% – 15.0%.
•Paid $0.4495 in dividends in 2020; KRG was one of the few open-air peers to continuously pay a dividend.
•Operating cash flow generated in 2020 fully covered operating expenses, capital expenses, development spend and dividend payments in the year with proceeds remaining to generate additional returns.

Full Year Financial and Operational Results
•Realized net loss attributable to common shareholders of $16.2 million, or $0.19 per common share, compared to net loss of $0.5 million, or $0.01 per common share, for the twelve months ending December 31, 2020 and 2019, respectively.
•Generated NAREIT Funds From Operations of the Operating Partnership (FFO) of $108.7 million, or $1.26 per diluted common share, and FFO as adjusted of $112.0 million, or $1.29 per diluted common share.
•Same-Property Net Operating Income (NOI) decreased by 6.6% as a result of the impact of COVID-19.
•Executed 215 new and renewal leases representing over 1.5 million square feet.
◦GAAP leasing spreads of 21.3% (9.1% cash basis) on 42 comparable new leases, 12.0% (6.1% cash basis) on 116 comparable renewals, and 14.5% (7.0% cash basis) on a blended basis in 2020.

p. 3	Kite Realty Group Trust Supplemental Financial and Operating Statistics –12/31/2020

◦Excluding two strategic anchor leases related to bankrupt fitness tenants, blended spreads were 19.5% on a GAAP basis and 9.8% on a cash basis.

Fourth Quarter Financial Results
•Realized net loss attributable to common shareholders of $6.8 million, or $0.08 per common share, compared to net income of $15.3 million, or $0.18 per common share, for the three months ending December 31, 2020 and 2019, respectively.
•Generated NAREIT Funds From Operations of the Operating Partnership (FFO) of $25.5 million, or $0.29 per diluted common share, and when removing the $3.3 million impact of severance charges FFO as adjusted of $28.7 million, or $0.33 per diluted common share.
•Same-Property Net Operating Income (NOI) decreased by 10.5% as a result of COVID-19.
•As detailed on page 18 of our supplemental, KRG’s bad debt reserve this quarter was approximately $3.4 million, primarily comprised of:
◦$2.6 million for rental income due during the fourth quarter, which represents approximately 4% of all fourth quarter billings.

Fourth Quarter Portfolio Operations
•Executed 60 new and renewal leases representing over 533,500 square feet.
◦GAAP leasing spreads of 9.8% (-4.1% cash basis) on 11 comparable new leases, 7.7% (1.0% cash basis) on 26 comparable renewals, and 8.4% (-0.7% cash basis) on a blended basis.
◦Excluding two strategic anchor leases related to bankrupt fitness tenants, blended spreads were 13.4% on a GAAP basis and 6.8% on a cash basis.
•Annualized base rent (ABR) for the operating retail portfolio was $18.42, a 3.3% increase year-over-year and an all-time company high.
•Retail leased percentage was 91.2%, a decrease of 490 basis points year-over-year.
◦The closure of Stein Mart contributed 250 basis points of the year-over-year decrease in retail leased percentage.

Fourth Quarter Transaction Activity
•Purchased one asset and one partnership interest for an aggregate of $68 million:
◦Eastgate Crossing, a Trader Joe’s anchored community center in Chapel Hill, NC, and
◦Remaining 15% interest in Pan Am Plaza in Indianapolis, IN.

Fourth Quarter Development Activity
•Completed Eddy Street Phase II at Eddy Street Commons at the University of Notre Dame in South Bend, IN.
•Commenced construction on the redevelopment of a vacant Macy’s box at Glendale Town Center in Indianapolis.
◦New tenants will include Ross Dress for Less, Old Navy, Five Below and additional small shop tenants.
◦KRG will own 100% of the project with a net capital requirement of $3.9 million.

Balance Sheet Overview
•As of December 31, 2020, KRG’s net-debt-to-Adjusted EBITDA, proforma for the asset purchase in the fourth quarter, was 6.8x.
•Zero debt maturities until 2022.

Dividends
•On February 10th, KRG’s Board of Trustees declared a dividend of $0.17 per common share. The dividend will be payable on or about April 15, 2021, to shareholders of record as of April 8, 2021.

p. 4	Kite Realty Group Trust Supplemental Financial and Operating Statistics –12/31/2020

Virtual Market Tour Series
•In order to showcase the Company’s high-quality, open-air retail real estate, KRG introduced a Virtual Market Tour Series in early September.
◦Updated in the fourth quarter to include Raleigh, Charlotte, Tampa and Orlando markets.
◦To view the Company’s Virtual Market Tours visit our Market Highlights page at KRG Virtual Property Tours.

2021 Earnings Guidance
KRG is providing 2021 guidance for FFO, as adjusted, of $1.24 to $1.34 per share.

•Estimated 2021 FFO, as adjusted, excludes the impact of 2020 bad debt or 2020 accounts receivable (“2020 Collection Impact”). In the future, should there be previous bad debt collected (recognized as revenue) or accounts receivable written off (recognized as expense) related to 2020 billings, KRG will disclose the impact, but exclude it from FFO, as adjusted.
•The guidance assumes $8.2 million of 2021 bad debt and includes a to be determined asset sale that will match-fund the Eastgate Crossing acquisition.
•The Company intends to continue reporting unadjusted NAREIT FFO, which will be reconciled to Net Income, but will not be guiding to it to limit confusion.

Net Income to FFO, as adjusted, Reconciliation
	Low End	High End
Net Income	($0.13)	($0.03)
Depreciation	1.37	1.37
FFO, as adjusted Guidance	$1.24	$1.34

Earnings Conference Call
Kite Realty Group Trust will conduct a conference call to discuss its financial results on Friday, February 12, 2021, at 9:00 a.m. Eastern Time. A live webcast of the conference call will be available on KRG’s corporate website at www.kiterealty.com. The dial-in numbers are (844) 309-0605 for domestic callers and (574) 990-9933 for international callers (Conference ID: 1891788). In addition, a webcast replay link will be available on the corporate website.

About Kite Realty Group Trust
Kite Realty Group Trust is a full-service, vertically integrated real estate investment trust (REIT) that provides communities with convenient and beneficial shopping experiences. We connect consumers to retailers in desirable markets through our portfolio of neighborhood, community, and lifestyle centers. Using operational, development, and redevelopment expertise, we continuously optimize our portfolio to maximize value and return to our shareholders. For more information, please visit our website at kiterealty.com.
Connect with KRG: LinkedIn | Twitter | Instagram | Facebook

Safe Harbor
This release, together with other statements and information publicly disseminated by us, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks, uncertainties and other factors, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, performance, transactions or achievements, financial or otherwise, may differ materially from the results, performance, transactions or achievements, financial or otherwise, expressed or implied by the forward-looking statements.

p. 5	Kite Realty Group Trust Supplemental Financial and Operating Statistics –12/31/2020

Currently, one of the most significant factors that could cause actual outcomes to differ materially from the forward-looking statements is the potential adverse effect of the current pandemic of the novel coronavirus(“COVID-19”), including possible resurgences and mutations, on the financial condition, result of operations, cash flows and performance of the Company and its tenants, the real estate market and the global economy and financial markets. The effects of COVID-19 have caused and may continue to cause many of the Company’s tenants to close stores, reduce hours or significantly limit service, making it difficult for them to meet their obligations, and therefore has and will continue to impact us significantly for the foreseeable future. COVID-19 has impacted the Company significantly, and the extent to which it will continue to impact the Company and its tenants will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, the speed and effectiveness of vaccine and treatment developments and distribution pipeline, the actions taken to contain the pandemic or mitigate its impact, and the direct and indirect economic effects of the pandemic and containment measures, and possible short-term and long-term effects of the pandemic on consumer behavior, among others. Moreover, investors are cautioned to interpret many of the risks identified under the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 as being heightened as a result of the ongoing and numerous adverse impacts of the COVID-19 pandemic.

Additional risks, uncertainties and other factors that might cause such differences, some of which could be material, include but are not limited to: national and local economic, business, real estate and other market conditions, particularly in connection with low or negative growth in the U.S. economy as well as economic uncertainty; financing risks, including the availability of, and costs associated with, sources of liquidity; the Company’s ability to refinance, or extend the maturity dates of, the Company’s indebtedness; the level and volatility of interest rates; the financial stability of tenants, including their ability to pay rent or request rent concessions, and the risk of tenant insolvency and bankruptcy; the competitive environment in which the Company operates, including potential oversupplies of and reduction in demand for rental space; acquisition, disposition, development and joint venture risks; property ownership and management risks, including the relative illiquidity of real estate investments, periodic costs to repair, renovate and re-lease spaces, operating costs and expenses, vacancies or the inability to rent space on favorable terms or at all; the Company’s ability to maintain the Company’s status as a real estate investment trust for U.S. federal income tax purposes; potential environmental and other liabilities; impairment in the value of real estate property the Company owns; the attractiveness of our properties to tenants, the actual and perceived impact of e-commerce on the value of shopping center assets and changing demographics and customer traffic patterns; risks related to the geographical concentration of the Company’s properties in Florida, Indiana, Texas, Nevada and North Carolina; civil unrest, acts of terrorism or war, acts of God, climate change, epidemics, pandemics (including COVID-19), natural disasters and severe weather conditions such as hurricanes, tropical storms, tornadoes, earthquakes, droughts, floods and fires, including such events or conditions that may result in underinsured or uninsured losses or other increased costs and expenses; changes in laws and government regulations including governmental orders affecting the use of the Company’s properties or the ability of its tenants to operate, and the costs of complying with such changed laws and government regulations; possible short-term or long-term changes in consumer behavior due to COVID-19 and the fear of future pandemics; insurance costs and coverage; risks associated with cybersecurity attacks and the loss of confidential information and other business disruptions; other factors affecting the real estate industry generally; and other risks identified in reports the Company files with the Securities and Exchange Commission (“the SEC”) or in other documents that it publicly disseminates, including, in particular, the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and in the Company’s quarterly reports on Form 10-Q. The Company undertakes no obligation to publicly update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.

This Earnings Release also includes certain forward-looking non-GAAP information. Due to high variability and difficulty in making accurate forecasts and projections of some of the information excluded from these estimates, together with some of the excluded information not being ascertainable or accessible, the Company is unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measures without unreasonable efforts.

p. 6	Kite Realty Group Trust Supplemental Financial and Operating Statistics –12/31/2020

CORPORATE PROFILE

General Description

Kite Realty Group Trust is a full-service, vertically integrated real estate investment trust (REIT) engaged primarily in the ownership and operation, acquisition, development and redevelopment of high-quality neighborhood and community shopping centers in certain select markets in the United States. As of December 31, 2020, we owned interests in 90 operating and redevelopment properties totaling approximately 17.3 million square feet and three development projects currently under construction.

Our strategy is to maximize the cash flow of our operating properties, successfully complete the construction and lease-up of our redevelopment and development portfolio, and continue to gain scale in our target markets. New investments are focused in the shopping center sector primarily in markets that are benefiting from existing and accelerating migration patterns and where we believe we can leverage our existing infrastructure and relationships to generate attractive risk-adjusted returns. Dispositions are generally designed to increase the quality of our portfolio and exit non-target markets. The proceeds of dispositions will generally be used to acquire assets in our target markets, strengthen the Company’s balance sheet, or otherwise allocated so as to generate attractive risk-adjusted returns.

Company Highlights as of December 31, 2020

	# of Properties	Total GLA /NRA	Owned GLA /NRA[1]
Operating Retail Properties	83	16,265,235	11,661,731
Operating Office Properties and Other	4	498,242	498,242
Redevelopment Properties[2]	3	536,493	271,790
Total Operating and Redevelopment Properties	90	17,299,970	12,431,763
Development Projects[2]	2	330,000	97,100
Total All Properties	92	17,629,970	12,528,863
	Retail	Non-Retail	Total
Operating Properties – Leased Percentage	91.2%	96.9%	91.4%
States			16

Stock Listing: New York Stock Exchange symbol: KRG

____________________
1	Excludes square footage of structures located on land owned by the company and ground leased to tenants and adjacent non-owned anchors.
2	Includes square footage of planned space upon completion.

p. 7	Kite Realty Group Trust Supplemental Financial and Operating Statistics –12/31/2020

CONTACT INFORMATION

Corporate Office
30 South Meridian Street, Suite 1100
Indianapolis, IN 46204
(888) 577-5600
(317) 577-5600
www.kiterealty.com

Investor Relations Contact:	Analyst Coverage:	Analyst Coverage:

Jason Colton	Robert W. Baird & Co.	Compass Point Research & Trading, LLC
Senior Vice President, Capital Markets and IR	Mr. Wes Golladay	Mr. Floris van Dijkum
Kite Realty Group Trust	(216) 737-7510	(646) 757-2621
30 South Meridian Street, Suite 1100	wgolladay@rwbaird.com	fvandijkum@compasspointllc.com
Indianapolis, IN 46204
(317) 713-2762	Bank of America/Merrill Lynch	DA Davidson
jcolton@kiterealty.com	Mr. Jeffrey Spector/Mr. Craig Schmidt	Mr. Barry Oxford
	(646) 855-1363/(646) 855-3640	(212) 240-9871
Transfer Agent:	jeff.spector@bofa.com	boxford@dadco.com
craig.schmidt@bofa.com
Broadridge Financial Solutions		KeyBanc Capital Markets
Ms. Kristen Tartaglione	BTIG	Mr. Jordan Sadler/Mr. Todd Thomas
2 Journal Square, 7th Floor	Mr. Michael Gorman	(917) 368-2280/(917) 368-2286
Jersey City, NJ 07306	(212) 738-6138	tthomas@keybanccm.com
(201) 714-8094	mgorman@btig.com	jsadler@keybanccm.com

Stock Specialist:	Capital One Securities, Inc.	Raymond James
	Mr. Christopher Lucas	Mr. RJ Milligan
GTS	(571) 633-8151	(727) 567-2585
545 Madison Avenue	christopher.lucas@capitalone.com	rjmilligann@raymondjames.com
15th Floor
New York, NY 10022	Citigroup Global Markets	Piper Sandler
(212) 715-2830	Mr. Michael Bilerman/Ms. Katy McConnell	Mr. Alexander Goldfarb
	(212) 816-1383/(212) 816-6981	(212) 466-7937
	michael.bilerman@citigroup.com	alexander.goldfarb@psc.com
katy.mcconnell@citigroup.com

Wells Fargo Securities, LLC
Ms. Tamara Fique
(617) 603-4262/(443) 263-6568
tamara.fique@wellsfargo.com

p. 8	Kite Realty Group Trust Supplemental Financial and Operating Statistics –12/31/2020

IMPORTANT NOTES INCLUDING NON-GAAP DISCLOSURES

Interim Information
This Quarterly Financial Supplemental contains historical information of Kite Realty Group Trust (“the Company” or “KRG”) and is intended to supplement the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, to be filed on or about February 19, 2021, which should be read in conjunction with this supplement. The supplemental information is unaudited, although it reflects all adjustments that, in the opinion of management, are necessary for a fair presentation of operating results for the interim periods.

Forward-Looking Statements
This supplemental information package, together with other statements and information publicly disseminated by us, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks, uncertainties and other factors, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, performance, transactions or achievements, financial or otherwise, may differ materially from the results, performance, transactions or achievements, financial or otherwise, expressed or implied by the forward-looking statements.

Currently, one of the most significant factors that could cause actual outcomes to differ materially from the forward-looking statements is the potential adverse effect of the current pandemic of the novel coronavirus ("COVID-19"), including possible resurgences and mutations, on the financial condition, results of operations, cash flows and performance of the Company and its tenants, the real estate market and the global economy and financial markets. The effects of COVID-19 have caused and may continue to cause many of the Company’s tenants to close stores, reduce hours or significantly limit service, making it difficult for them to meet their rental obligations, and therefore has and will continue to impact us significantly for the foreseeable future. COVID-19 has impacted the Company significantly, and the extent to which it will continue to impact the Company and its tenants will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, the speed and effectiveness of vaccine and treatment developments and distribution pipeline, the actions taken to contain the pandemic or mitigate its impact, and the direct and indirect economic effects of the pandemic and containment measures, and possible short-term and long-term effects of the pandemic on consumer behavior, among others. Moreover, investors are cautioned to interpret many of the risks identified under the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 as being heightened as a result of the ongoing and numerous adverse impacts of the COVID-19 pandemic.

In addition, risks, uncertainties and factors that might cause such differences from the results, performance, transactions or achievements, financial or otherwise, expressed or implied by the forward-looking statements, some of which could be material, include but are not limited to:

•national and local economic, business, real estate and other market conditions, particularly in connection with low or negative growth in the U.S. economy as well as economic uncertainty;
•financing risks, including the availability of, and costs associated with, sources of liquidity;
•our ability to refinance, or extend the maturity dates of, our indebtedness;
•the level and volatility of interest rates;
•the financial stability of tenants, including their ability to pay rent or request rent concessions, and the risk of tenant insolvency and bankruptcy;
•the competitive environment in which the Company operates, including potential oversupplies of and reduction in demand for rental space;
•acquisition, disposition, development and joint venture risks;
•property ownership and management risks, including the relative illiquidity of real estate investments, period costs to repair, renovate and re-lease spaces, oeprating costs and expense, vacancies or the inability to rent space on favorable terms or at all;
•our ability to maintain our status as a real estate investment trust for federal income tax purposes;
•potential environmental and other liabilities;
•impairment in the value of real estate property the Company owns;
•the attractiveness of our properties to tenants, the actual and perceived impact of e-commerce on the value of shopping center assets and changing demographics and customer traffic patterns;
•risks related to the geographical concentration of our properties in Florida, Indiana, Texas, Nevada and North Carolina;
•civil unrest, acts of terrorism or water, acts of God, climate change, epidemics, pandemics (including COVID-19), natural disasters and severe weather conditions such as hurricanes, tropical storms, tornadoes, earthquakes, droughts, floods and fires, including such events or conditions that may result in underinsured or uninsured losses, or other increased costs and expenses;
•changes in laws and government regulations including governmental orders affecting the use of our properties or the ability of our tenants to operate, and the costs of complying with such changed laws and government regulations;
•possible short-term or long-term changes in consumer behavior due to COVID-19 and the fear of future pandemics;
•insurance costs and coverage;
•risks associated with cybersecurity attacks and the loss of confidential information and other business disruptions;
•other factors affecting the real estate industry generally; and
•other risks identified in reports the Company files with the Securities and Exchange Commission (“the SEC”) or in other documents that it publicly disseminates, including, in particular, the section titled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and in our quarterly reports on Form 10-Q.

The Company undertakes no obligation to publicly update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Disclosures

Funds from Operations
Funds from Operations (FFO) is a widely used performance measure for real estate companies and is provided here as a supplemental measure of operating performance. The Company calculates FFO, a non-GAAP financial measure, in accordance with the best practices described in the April 2002 National Policy Bulletin of the National Association of Real Estate Investment Trusts ("NAREIT"), as restated in 2018. The NAREIT white paper defines FFO as net income (calculated in accordance with GAAP), excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity.

p. 9	Kite Realty Group Trust Supplemental Financial and Operating Statistics 12/31/2020

IMPORTANT NOTES INCLUDING NON-GAAP DISCLOSURES (CONTINUED)

Considering the nature of our business as a real estate owner and operator, the Company believes that FFO is helpful to investors in measuring our operational performance because it excludes various items included in net income that do not relate to or are not indicative of our operating performance, such as gains or losses from sales of depreciated property and depreciation and amortization, which can make periodic and peer analyses of operating performance more difficult. FFO (a) should not be considered as an alternative to net income (calculated in accordance with GAAP) for the purpose of measuring our financial performance, (b) is not an alternative to cash flow from operating activities (calculated in accordance with GAAP) as a measure of our liquidity, and (c) is not indicative of funds available to satisfy our cash needs, including our ability to make distributions. Our computation of FFO may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do. For informational purposes, we have also provided FFO adjusted for loss on debt extinguishment. A reconciliation of net income (calculated in accordance with GAAP) to FFO is included elsewhere in this Financial Supplement.

From time to time, the Company may report or provide guidance with respect to “FFO as adjusted” which starts with FFO, as defined by NAREIT, and then removes the impact of certain non-recurring and non-operating transactions or other items the Company does not consider to be representative of its core operating results including without limitation, gains or losses associated with the early extinguishment of debt, gains or losses associated with litigation involving the Company that is not in the normal course of business, the impact on earnings from employee severance, and the excess of redemption value over carrying value of preferred stock redemption, which are not otherwise adjusted in the Company’s calculation of FFO.
Adjusted Funds from Operations
Adjusted Funds from Operations (“AFFO”) is a non-GAAP financial measure of operating performance used by many companies in the REIT industry. AFFO modifies FFO, as adjusted for certain cash and non-cash transactions not included in FFO. AFFO should not be considered an alternative to net income as an indication of the company's performance or as an alternative to cash flow as a measure of liquidity or ability to make distributions. Management considers AFFO a useful supplemental measure of the company’s performance. The Company’s computation of AFFO may differ from the methodology for calculating AFFO used by other REITs, and therefore, may not be comparable to such other REITs. A reconciliation of net income (calculcated in accordance with GAAP) to AFFO is included elsewhere in this Financial Supplement.

Net Operating Income and Same Property Net Operating Income
The Company uses property net operating income (“NOI”), a non-GAAP financial measure, to evaluate the performance of our properties. The Company defines NOI as income from our real estate, including lease termination fees received from tenants, less our property operating expenses. NOI excludes amortization of capitalized tenant improvement costs and leasing commissions and certain corporate level expenses. The Company believes that NOI is helpful to investors as a measure of our operating performance because it excludes various items included in net income that do not relate to or are not indicative of our operating performance, such as depreciation and amortization, interest expense, and impairment, if any.

The Company also uses same property NOI ("Same Property NOI"), a non-GAAP financial measure, to evaluate the performance of our properties. Same Property NOI excludes properties that have not been owned for the full period presented. It also excludes net gains from outlot sales, straight-line rent revenue, lease termination income in excess of lost rent, amortization of lease intangibles and significant prior period expense recoveries and adjustments, if any. When the Company receives payments in excess of any accounts receivable in exchange for terminating a lease, Same Property NOI will include such excess payments as monthly rent until the earlier of the following: the expiration of 12 months or the start date of a replacement tenant. The Company believes that Same Property NOI is helpful to investors as a measure of our operating performance because it includes only the NOI of properties that have been owned and fully operational for the full quarters presented. The Company believes such presentation eliminates disparities in net income due to the acquisition or disposition of properties during the particular periods presented and thus provides a more consistent comparison of our properties. Same Property NOI includes the results of properties that have been owned for the entire current and prior year reporting periods.

NOI and Same Property NOI should not, however, be considered as alternatives to net income (calculated in accordance with GAAP) as indicators of our financial performance. Our computation of NOI and Same Property NOI may differ from the methodology used by other REITs, and therefore may not be comparable to such other REITs.

When evaluating the properties that are included in the same property pool, the Company has established specific criteria for determining the inclusion of properties acquired or those recently under development. An acquired property is included in the same property pool when there is a full quarter of operations in both years subsequent to the acquisition date. Development and redevelopment properties are included in the same property pool four full quarters after the properties have been transferred to the operating portfolio. A redevelopment property is first excluded from the same property pool when the execution of a redevelopment plan is likely and the Company a) begins recapturing space from tenants or b) the contemplated plan significantly impacts the operations of the property. For the quarter ended December 31, 2020, the Company excluded three redevelopment properties from the same property pool that met these criteria and were owned in both comparable periods. In addition, the Company excluded two recently acquired properties from the same property pool.

Earnings Before Interest Expense, Income Tax Expense, Depreciation and Amortization (EBITDA) and Net Debt to EBITDA
The Company defines EBITDA, a non-GAAP financial measure, as net income before depreciation and amortization, interest expense and income tax expense of taxable REIT subsidiary. For informational purposes, the Company has also provided Adjusted EBITDA, which the Company defines as EBITDA less (i) EBITDA from unconsolidated entities, (ii) gains on sales of operating properties or impairment charges, (iii) other income and expense, (iv) noncontrolling interest EBITDA and (v) other non-recurring activity or items impacting comparability from period to period. Annualized Adjusted EBITDA is Adjusted EBITDA for the most recent quarter multiplied by four. Net Debt to Adjusted EBITDA is the Company's share of net debt divided by Annualized Adjusted EBITDA. EBITDA, Adjusted EBITDA, Annualized Adjusted EBITDA and Net Debt to Adjusted EBITDA, as calculated by us, are not comparable to EBITDA and EBITDA-related measures reported by other REITs that do not define EBITDA and EBITDA-related measures exactly as we do. EBITDA, Adjusted EBITDA and Annualized Adjusted EBITDA do not represent cash generated from operating activities in accordance with GAAP, and should not be considered alternatives to net income as an indicator of performance or as alternatives to cash flows from operating activities as an indicator of liquidity.

Considering the nature of our business as a real estate owner and operator, the Company believes that EBITDA, Adjusted EBITDA and the ratio of Net Debt to Adjusted EBITDA are helpful to investors in measuring our operational performance because they exclude various items included in net income that do not relate to or are not indicative of our operating performance, such as gains or losses from sales of depreciated property and depreciation and amortization, which can make periodic and peer analyses of operating performance more difficult. For informational purposes, the Company has also provided Annualized Adjusted EBITDA, adjusted as described above. The Company believes this supplemental information provides a meaningful measure of our operating performance. The Company believes presenting EBITDA and the related measures in this manner allows investors and other interested parties to form a more meaningful assessment of our operating results.

p. 10	Kite Realty Group Trust Supplemental Financial and Operating Statistics –12/31/2020

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

($ in thousands)
	December 31, 2020	December 31, 2019
Assets:
Investment properties, at cost	$3,143,961	$3,087,391
Less: accumulated depreciation	(755,100)	(666,952)
	2,388,861	2,420,439
Cash and cash equivalents	43,648	31,336
Tenant and other receivables, including accrued straight-line rent of $24,783 and $27,256, respectively	57,154	55,286
Restricted cash and escrow deposits	2,938	21,477
Deferred costs and intangibles, net	63,171	73,157
Prepaid and other assets	39,975	34,548
Investments in unconsolidated subsidiaries	12,792	12,644
Total Assets	$2,608,539	$2,648,887
Liabilities and Shareholders’ Equity:
Mortgage and other indebtedness, net	$1,170,794	$1,146,580
Accounts payable and accrued expenses	77,469	69,817
Deferred revenue and other liabilities	85,649	90,180
Total Liabilities	1,333,912	1,306,577
Commitments and contingencies
Limited Partners’ interests in the Operating Partnership and other redeemable noncontrolling interests	43,275	52,574
Shareholders’ Equity:
Kite Realty Group Trust Shareholders’ Equity:
Common Shares, $.01 par value, 225,000,000 shares authorized, 84,187,999 and 83,963,369 shares issued and outstanding at December 31, 2020 and December 31, 2019, respectively	842	840
Additional paid in capital	2,085,003	2,074,436
Accumulated other comprehensive loss	(30,885)	(16,283)
Accumulated deficit	(824,306)	(769,955)
Total Kite Realty Group Trust Shareholders’ Equity	1,230,654	1,289,038
Noncontrolling Interests	698	698
Total Equity	1,231,352	1,289,736
Total Liabilities and Equity	$2,608,539	$2,648,887

p. 11	Kite Realty Group Trust Supplemental Financial and Operating Statistics –12/31/2020

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

($ in thousands, except per share data)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Revenue:
Rental income	$66,311	$73,705	$257,670	$308,399
Other property related revenue	1,970	1,416	8,597	6,326
Fee income	79	144	378	448
Total revenue	68,360	75,265	266,645	315,173
Expenses:
Property operating	10,562	11,636	41,012	45,575
Real estate taxes	9,316	8,992	35,867	38,777
General, administrative, and other	10,855	7,691	30,840	28,214
Depreciation and amortization	31,818	30,765	128,648	132,098
Impairment charges	—	—	—	37,723
Total expenses	62,551	59,084	236,367	282,387
Gain (loss) on sale of operating properties, net	(159)	14,005	4,733	38,971
Operating income	5,650	30,186	35,011	71,757
Interest expense	(12,284)	(12,383)	(50,399)	(59,268)
Income tax benefit of taxable REIT subsidiary	200	94	696	282
Loss on debt extinguishment	—	(1,950)	—	(11,572)
Equity in loss of unconsolidated subsidiaries	(429)	49	(1,685)	(628)
Other income (expense), net	21	(141)	254	(573)
Net (loss) income	(6,842)	15,855	(16,123)	(2)
Net loss (income) attributable to noncontrolling interests	48	(541)	(100)	(532)
Net (loss) income attributable to Kite Realty Group Trust common shareholders	$(6,794)	$15,314	$(16,223)	$(534)

Net (loss) income per common share - basic and diluted	$(0.08)	$0.18	$(0.19)	$(0.01)

Weighted average common shares outstanding - basic	84,192,462	83,960,045	84,142,261	83,926,296
Weighted average common shares outstanding - diluted	84,192,462	84,478,245	84,142,261	83,926,296
Cash dividends per common share	$0.0800	$0.3175	$0.4495	$1.2700

p. 12	Kite Realty Group Trust Supplemental Financial and Operating Statistics –12/31/2020

SAME PROPERTY NET OPERATING INCOME (NOI)

($ in thousands)
	Three Months Ended December 31,			Twelve Months Ended December 31,
	2020	2019	% Change	2020	2019	% Change
Number of properties for the period[1]	82	82

Leased percentage at period end	91.5%	96.1%		91.5%	96.1%
Economic Occupancy percentage[2]	90.4%	93.4%		92.1%	92.8%

Minimum rent	$49,116	$50,872		$199,358	$200,824
Tenant recoveries	15,661	15,230		60,652	59,960
Bad debt	(2,870)	(489)		(12,102)	(2,087)
Other income	170	1,177		597	2,111
	62,077	66,790		248,505	260,808

Property operating expenses	(9,170)	(9,189)		(34,325)	(34,719)
Real estate taxes	(8,961)	(8,521)		(34,874)	(34,119)
	(18,131)	(17,710)		(69,199)	(68,838)
Same Property NOI	$43,946	$49,080	(10.5)%	$179,306	$191,970	(6.6)%

Reconciliation of Same Property NOI to Most Directly Comparable GAAP Measure:
Net operating income - same properties	$43,946	$49,080		$179,306	$191,970
Net operating income - non-same activity[3]	4,457	5,413		10,082	38,403
Other expense, net	(129)	146		(357)	(471)
General, administrative and other	(10,855)	(7,691)		(30,840)	(28,214)
Impairment charges	—	—		—	(37,723)
Depreciation and amortization expense	(31,818)	(30,765)		(128,648)	(132,098)
Interest expense	(12,284)	(12,383)		(50,399)	(59,268)
Loss on debt extinguishment	—	(1,950)		—	(11,572)
(Loss) gain on sales of operating properties	(159)	14,005		4,733	38,971
Net loss (income) attributable to noncontrolling interests	48	(541)		(100)	(532)
Net (loss) income attributable to common shareholders	$(6,794)	$15,314		$(16,223)	$(534)

____________________
1
Same Property NOI excludes (i) The Corner, Glendale Town Center, and Hamilton Crossing redevelopments, (ii) Eddy Street Commons - Phases II and III developments, (iii) the recently acquired Eastgate Crossing and Nora Plaza, and (iv) office properties.

2	Excludes leases that are signed but for which tenants have not yet commenced the payment of cash rent. Calculated as a weighted average based on the timing of cash rent commencement and expiration during the period.
3	Includes non-cash activity across the portfolio as well as net operating income from properties not included in the same property pool including properties sold during both periods.

p. 13	Kite Realty Group Trust Supplemental Financial and Operating Statistics –12/31/2020

NET OPERATING INCOME AND EBITDA BY QUARTER

($ in thousands)
	Three Months Ended
	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019
Revenue:
Minimum rent[1]	$49,506	$48,669	$49,265	$49,539	$53,096
Minimum rent - ground leases	4,190	4,152	4,242	4,204	4,232
Tenant reimbursements	15,863	15,134	14,656	15,419	16,161
Bad debt	(3,412)	(3,643)	(6,627)	(3,723)	(654)
Other property related revenue	1,675	201	1,411	3,205	254
Overage rent	164	—	3	89	870
Parking revenue, net[2]	(257)	(32)	(102)	467	514
	67,729	64,481	62,848	69,200	74,473
Expenses:
Property operating - Recoverable[3]	8,688	8,700	8,316	9,087	9,721
Property operating - Non-Recoverable[3]	1,516	1,342	725	1,319	1,468
Real estate taxes	9,122	9,168	8,165	8,721	8,793
	19,326	19,210	17,206	19,127	19,982
Net Operating Income - Properties	48,403	45,271	45,642	50,073	54,491

Other (Expenses) Income:
General, administrative, and other	(7,602)	(6,482)	(6,578)	(6,926)	(7,691)
Severance charges	(3,253)	—	—	—	—
Fee income	79	104	91	104	144
	(10,776)	(6,378)	(6,487)	(6,822)	(7,547)
Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization	37,627	38,893	39,155	43,251	46,944

Depreciation and amortization	(31,818)	(33,953)	(31,409)	(31,468)	(30,765)
Interest expense	(12,284)	(12,550)	(13,271)	(12,293)	(12,383)
Equity in (loss) earnings of unconsolidated subsidiaries	(429)	(417)	(436)	(403)	49
Income tax benefit of taxable REIT subsidiary	200	190	202	104	94
Loss on debt extinguishment	—	—	—	—	(1,950)
Other (expense) income, net	21	(16)	350	(104)	(139)
Gain (loss) on sales of operating properties	(159)	3,226	623	1,043	14,005
Net (loss) income	(6,842)	(4,627)	(4,786)	130	15,855
Less: Net loss (income) attributable to noncontrolling interests	48	40	17	(204)	(541)
Net (loss) income attributable to Kite Realty Group Trust	$(6,794)	$(4,587)	$(4,769)	$(74)	$15,314

NOI/Revenue	71.5%	70.2%	72.6%	72.4%	73.2%
Recovery Ratios[4]
- Retail Properties	92.8%	87.8%	92.3%	89.6%	90.7%
- Consolidated	89.1%	84.7%	88.9%	86.6%	87.3%

____________________
1	Minimum rent includes $0.6 million, $0.3 million, $0.6 million, $0.2 million, and $2.1 million of lease termination income for the three months ended December, 31, 2020, September 30, 2020, June 30, 2020, March 31, 2020, and December 31, 2019, respectively.
2	Parking revenue, net represents the net operating results of the Eddy Street Parking Garage, the Union Station Parking Garage, and the Pan Am Plaza Parking Garage.
3	Recoverable expenses include recurring G&A expense of $1.1 million allocable to the property operations in the three months ended December 31, 2020, a portion of which is recoverable. Non-recoverable expenses primarily include ground rent, professional fees, and marketing costs.
4	“Recovery Ratio” is computed by dividing tenant reimbursements by the sum of recoverable property operating expense and real estate tax expense.

p. 14	Kite Realty Group Trust Supplemental Financial and Operating Statistics –12/31/2020

FUNDS FROM OPERATIONS[1,2]

($ in thousands, except per share data)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Funds From Operations ("FFO")
Consolidated net (loss) income	$(6,842)	$15,855	$(16,123)	$(2)
Less: net income attributable to noncontrolling interests in properties	(132)	(132)	(528)	(528)
Less: (Gain) loss on sales of operating properties	159	(14,005)	(4,733)	(38,971)
Add: impairment charges	—	—	—	37,723
Add: depreciation and amortization of consolidated and unconsolidated entities, net of noncontrolling interests	32,265	31,065	130,091	133,184
FFO of the Operating Partnership[1]	25,450	32,783	108,707	131,406
Less: Limited Partners' interests in FFO	(662)	(785)	(2,826)	(3,153)
FFO attributable to Kite Realty Group Trust common shareholders[1]	$24,788	$31,998	$105,881	$128,253
FFO, as defined by NAREIT, per share of the Operating Partnership - basic	$0.29	$0.38	$1.26	$1.53
FFO, as defined by NAREIT, per share of the Operating Partnership - diluted	$0.29	$0.38	$1.26	$1.52

FFO of the Operating Partnership[1]	$25,450	$32,783	$108,707	$131,406
Add: severance charge	3,253	—	3,253	—
Add: loss on debt extinguishment	—	1,950	—	11,572
FFO, as adjusted, of the Operating Partnership	$28,703	$34,733	$111,960	$142,978
FFO, as adjusted, per share of the Operating Partnership - basic	$0.33	$0.40	$1.30	$1.66
FFO, as adjusted, per share of the Operating Partnership - diluted	$0.33	$0.40	$1.29	$1.66

Weighted average common shares outstanding - basic	84,192,462	83,960,045	84,142,261	83,926,296
Weighted average common shares outstanding - diluted	84,371,027	84,478,245	84,309,712	84,214,079
Weighted average common shares and units outstanding - basic	86,420,398	86,070,082	86,361,139	86,027,409
Weighted average common shares and units outstanding - diluted	86,598,962	86,588,282	86,528,591	86,315,191

FFO, as defined by NAREIT, per diluted share/unit
Consolidated net income	$(0.08)	$0.18	$(0.19)	$—
Less: net income attributable to noncontrolling interests in properties	—	—	(0.01)	(0.01)
Less: Gain on sales of operating properties	—	(0.16)	(0.05)	(0.45)
Add: impairment charges	—	—	—	0.44
Add: depreciation and amortization of consolidated and unconsolidated entities, net of noncontrolling interests	0.37	0.36	1.50	1.54
FFO, as defined by NAREIT, of the Operating Partnership per diluted share/unit[1]	$0.29	$0.38	$1.26	$1.52

Add: severance charge	0.04	—	0.04	—
Add: loss on debt extinguishment	—	0.02	—	0.13
FFO, as adjusted, of the Operating Partnership per diluted share/unit [2]	$0.33	$0.40	$1.29	$1.66

____________________
1	“FFO of the Operating Partnership" measures 100% of the operating performance of the Operating Partnership’s real estate properties. “FFO attributable to Kite Realty Group Trust common shareholders” reflects a reduction for the redeemable noncontrolling weighted average diluted interest in the Operating Partnership.
2	Per share/unit amounts of components will not necessarily sum to the total due to rounding to the nearest cent.

p. 15	Kite Realty Group Trust Supplemental Financial and Operating Statistics –12/31/2020

ADJUSTED FUNDS FROM OPERATIONS AND OTHER FINANCIAL INFORMATION

($ in thousands)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2020	2019	2020	2019
Reconciliation of FFO, as adjusted, to Adjusted Funds from Operations (AFFO)
FFO, as defined by NAREIT, of the Operating Partnership	$28,703	$34,733	$111,960	$142,978
Add:
Depreciation of non-real estate assets	110	139	475	672
Amortization of deferred financing costs	495	633	2,135	2,762
Non-cash compensation expense	1,192	1,335	5,065	5,361
Less:
Straight-line rent - minimum rent	143	538	632	2,328
Straight-line rent - common area maintenance	164	246	668	1,030
Straight-line rent - reserve for uncollectability	(67)	—	(4,331)	(1,153)
Market rent amortization income	1,900	795	3,822	3,780
Amortization of debt premium	111	137	444	1,467
Capital expenditures[1]:
Maintenance capital expenditures	455	1,654	1,740	4,276
Revenue enhancing tenant improvements	4,119	2,219	11,057	8,584
External lease commissions	348	525	900	1,764
Total Recurring AFFO of the Operating Partnership	23,327	$30,726	$104,703	$129,697

Other Financial Information:
Scheduled debt principal payments	$564	$579	$2,226	$4,071

____________________
1	Excludes landlord work, tenant improvements and leasing commissions relating to development, redevelopment, and Big Box Surge projects.

p. 16	Kite Realty Group Trust Supplemental Financial and Operating Statistics –12/31/2020

SUMMARY INCOME STATEMENT

($ in thousands)
	Three Months Ended December 31,			Twelve Months Ended December 31,
	2020	2019	% Change	2020	2019	% Change

Same Property Revenue	$62,077	$66,790	(7.1)%	$248,505	$260,808	4.7%
Same Property Expenses	(18,131)	(17,710)	(2.4)%	(69,199)	(68,838)	(0.5)%
Same Property Net Operating Income	43,946	49,080	(10.5)%	179,306	191,970	(6.6)%

Sold Assets Net Operating Income	—	779		—	25,289
Non-Same Property Net Operating Income	4,457	4,632		10,084	13,152

Net Operating Income	48,403	54,491	(11.2)%	189,390	230,411	(17.8)%

General and Administrative Expense	(7,602)	(7,691)	1.2%	(27,587)	(28,214)	2.2%
Severance Charges	(3,253)	—	(100.0)%	(3,253)	—	(100.0)%
Fee income	79	144	(45.1)%	378	448	(15.6)%
EBITDA	37,627	46,944	(19.8)%	158,928	202,645	(21.6)%

Interest Expense	(12,284)	(12,383)	0.8%	(50,399)	(59,268)	15.0%
Loss on Debt Extinguishment	—	(1,950)	100.0%	—	(11,572)	100.0%
Other income (expense), net	107	172	37.8%	178	(399)	144.6%
Funds From Operations	25,450	32,783	(22.4)%	108,707	131,406	(17.3)%

Severance Charges	3,253	—	100.0%	3,253	—	100.0%
Loss on Debt Extinguishment	—	1,950	(100.0)%	—	11,572	(100.0)%
Funds From Operations, as adjusted	28,703	34,733	(17.4)%	111,960	142,978	(21.7)%

Non-Cash Items	(454)	391	216.1%	6,440	1,343	379.5%
Capital Expenditures	(4,922)	(4,398)	(11.9)%	(13,697)	(14,624)	(6.3)%
Recurring Adjusted Funds From Operations	23,327	30,726	(24.1)%	104,703	129,697	(19.3)%

FFO per share of the Operating Partnership, as adjusted - diluted	$0.33	$0.40	(17.4)%	1.29	1.66	(21.7)%

p. 17	Kite Realty Group Trust Supplemental Financial and Operating Statistics –12/31/2020

IMPACT OF COVID-19

($ in thousands)
Bad Debt Breakout
	Amount	Supplemental Page No.:
Bad Debt Type
4th Quarter Billed Rent Deemed Uncollectible - Operating Tenants	$2,443
4th Quarter Billed Rent Deemed Uncollectible - Tenants Declared Bankruptcy	198
4th Quarter Cash Impact	2,641
Previous Accounts Receivable Balance Now Deemed Uncollectible	1,708
Recovery of Previous Bad Debt	(1,004)
Straight-Line Rent Reserve	67
Total 4th Quarter Bad Debt Expense	$3,412	14

Accounts Receivable Impact
	Amount	Supplemental Page No.:
Balance as of September 30, 2020	$57,149
Small Business Loans	(95)
Other Activity	2,098
4th Quarter Billed Rent Outstanding	4,351
4th Quarter Billed Rent Deemed Uncollectible	(2,641)
Accounts Receivable Balances Prior to 4th Quarter Deemed Uncollectible	(1,708)
Amounts Collected Outstanding as of September 30	(2,000)
Balance as of December 31, 2020	$57,154	11

Revenue Breakdown
	Amount	Supplemental Page No.:
4th Quarter Billed Rent	$65,868
4th Quarter Billed Rent Deemed Uncollectible	(2,641)
Previous Billed Rent Deemed Uncollectible	(1,708)
Reserved in Previous Quarter, Paid in 4th Quarter	1,004
Other Revenues	5,206
4th Quarter Total Revenues	$67,729	14

4th Quarter Total Revenues	67,729
Previous Accounts Receivable Balance Now Deemed Uncollectible	1,708
Recovery of Previous Bad Debt	(1,004)
Other Revenues	(5,206)
4th Quarter Net Recurring Revenue	$63,227

Comparison to Q1
1st Quarter Billed Rent	$67,400
Difference from 1st Quarter to 4th Quarter in Billed Rent	(2.3)%

1st Quarter Net Recurring Revenues	$68,020
Difference from 1st Quarter to 4th Quarter in Net Recurring Revenues	(7.0)%

p. 18	Kite Realty Group Trust Supplemental Financial and Operating Statistics –12/31/2020

JOINT VENTURE SUMMARY - DECEMBER 31, 2020

($ in thousands)

CONSOLIDATED INVESTMENTS
Investment Partner	Total GLA	Total Assets	Total Debt	Partner Economic Ownership Interest [1]	Partner Share of Debt	Partner Share of Annual Income
Individual Investors	466,907	$139,518	$55,110	2% - 15%	$1,102	$528

UNCONSOLIDATED INVESTMENTS
Investment Partner	Total GLA	Total Assets	Total Debt	KRG Economic Ownership Interest	KRG Share of Debt	KRG Investment	KRG Share of Quarterly EBITDA	KRG Share of Quarterly EBITDA Annualized
Nuveen	416,877	$100,540	$51,890	20%	$10,378	$9,056	$305	$1,221
Milhaus	207,000	13,394	—	12%	—	1,477	—	—
Individual Investors	152,460	43,059	33,634	35%	11,772	2,259	47	188
Total	776,337	$156,993	$85,524		$22,150	$12,792	$352	$1,409

____________________
1	Economic ownership % represents the partner's share of cash flow.

p. 19	Kite Realty Group Trust Supplemental Financial and Operating Statistics –12/31/2020

SUMMARY OF OUTSTANDING DEBT AS OF DECEMBER 31, 2020

($ in thousands)
TOTAL OUTSTANDING DEBT [1]
	Outstanding Amount	Ratio	Weighted Average Interest Rate	Weighted Average Maturity (in years)
Fixed Rate Debt	1,095,966	91%	4.17%	5.0
Variable Rate Debt [2]	80,110	7%	1.60%	1.5
Net Debt Premiums and Issuance Costs, Net	(5,282)	N/A	N/A	N/A
Total Consolidated Debt	1,170,794	98%	4.00%	4.7
KRG Share of Unconsolidated Debt	22,150	2%	4.59%	5.9
Total	1,192,944	100%	4.01%	4.7

SCHEDULE OF MATURITIES BY YEAR
	Secured Debt
	Scheduled Principal Payments	Term Maturities	Unsecured Debt [3]	Total Consolidated Debt	Total Unconsolidated Debt	Total Outstanding Debt
2021	2,303	—	—	2,303	145	2,448
2022	1,043	178,877	—	179,920	341	180,261
2023	806	161,517	120,000	282,323	270	282,593
2024	854	—	—	854	282	1,136
2025	904	—	80,000	80,904	10,734	91,638
2026	957	—	300,000	300,957	—	300,957
2027 And Beyond	3,715	100	325,000	328,815	10,378	339,193
Net Debt Premiums and Issuance Cost, Net	(5,282)	—	—	(5,282)	—	(5,282)
Total	$5,300	$340,494	$825,000	$1,170,794	$22,150	$1,192,944

1	Fixed rate debt includes, and variable rate date excludes, the portion of such debt that has been hedged by interest rate derivatives. As of December 31, 2020, $250 million in variable rate debt is hedged for a weighted average of 2.2 years.
2	Includes $25 million outstanding on unsecured credit facility.
3	This presentation reflects the Company's exercise of its option to extend the maturity date by one year to April 22, 2023 for the Company's unsecured credit facility.The ability to exercise this option is subject to certain conditions, which the Company does not unilaterally control.

($ In millions)
$500
$400
$300
$200
$100
$0
2021
2022
2023
2024
2025
2026
2027
2028
2029
2030
180.7
95.0
161.5
25.0
80.0
11.8
300.0
75.0
250.0
10.4
8.8
Line of Credit
Mortgage Debt
Unconsolidated
Unsecured Debt
Unsecured Term Loans

(1) Chart excludes annual principal payments and net premiums on fixed rate debt.

p. 20	Kite Realty Group Trust Supplemental Financial and Operating Statistics –12/31/2020

MATURITY SCHEDULE OF OUTSTANDING DEBT AS OF DECEMBER 31, 2020

($ in thousands)
Property	Interest Rate[1]	Maturity Date	Balance as of December 31, 2020	% of Total Outstanding

2021 Debt Maturities			—	—%

Delray Marketplace [2]	LIBOR + 160	2/5/2022	55,110
Bayonne Crossing	4.43%	4/1/2022	42,113
Saxon Crossing	4.65%	7/1/2022	11,400
Shops at Moore	4.29%	9/1/2022	21,300
Shops at Julington Creek	4.60%	9/1/2022	4,785
Centre Point Commons	4.34%	10/1/2022	14,410
Miramar Square	4.16%	12/1/2022	31,625
2022 Debt Maturities			180,743	15%

Centennial Gateway	3.81%	1/1/2023	23,962
Centennial Center	3.83%	1/6/2023	70,455
Eastern Beltway	3.83%	1/6/2023	34,100
The Corner (AZ)	4.10%	3/1/2023	14,750
Chapel Hill	3.78%	4/1/2023	18,250
Unsecured Credit Facility [3]	LIBOR + 115	4/22/2023	25,000
Senior Unsecured Note	4.23%	9/10/2023	95,000
2023 Debt Maturities			281,517	24%

2024 Debt Maturities			—	—%

Senior Unsecured Note	4.47%	9/10/2025	80,000
2025 Debt Maturities			80,000	7%

Senior Unsecured Note	4.00%	10/1/2026	300,000
2026 Debt Maturities			300,000	25%

Senior Unsecured Note	4.57%	9/10/2027	75,000
Unsecured Term Loan [4]	LIBOR + 200	10/24/2028	250,000
Rampart Commons	5.73%	6/10/2030	8,816
2027 And Beyond Debt Maturities			333,816	28%
NET PREMIUMS ON ACQUIRED DEBT & ISSUANCE COSTS			(5,282)
TOTAL DEBT PER CONSOLIDATED BALANCE SHEET			$1,170,794	98%

KRG Share of Unconsolidated Debt
Embassy Suites at University of Notre Dame [5]	LIBOR + 250	7/1/2025	11,772
Nuveen [5]	4.09%	7/1/2028	10,378
TOTAL KRG SHARE OF UNCONSOLIDATED DEBT			22,150	2%
TOTAL CONSOLIDATED AND KRG SHARE OF UNCONSOLIDATED DEBT			$1,192,944

1	At December 31 2020, one-month LIBOR was 0.14%.
2	Property is held in a joint venture. The loan is guaranteed by Kite Realty Group, LP. See Joint Venture Summary on page 19 for additional detail.
3	Assumes Company exercises its option to extend the maturity date by one year.
4	Assumes Company exercises three one-year options to extend the maturity date by three years.
5	Properties are held in joint ventures. See Joint Venture Summary on page 19 for additional detail.

p. 21	Kite Realty Group Trust Supplemental Financial and Operating Statistics –12/31/2020

KEY DEBT METRICS

UNSECURED PUBLIC DEBT COVENANTS
	December 31, 2020	Debt Covenant Threshold[1]

Total Debt to Undepreciated Assets	36%	<60%

Secured Debt to Undepreciated Assets	11%	<40%

Undepreciated Unencumbered Assets to Unsecured Debt	306%	>150%

Debt Service Coverage	2.9x	>1.5x

UNSECURED CREDIT FACILITY COVENANTS
	December 31, 2020	Debt Covenant Threshold

Maximum Leverage	39%	<60%

Minimum Fixed Charge Coverage	2.9x	>1.50x

Secured Indebtedness	12.3%	<45%

Unsecured Debt Interest Coverage	3.7x	>1.75x

Unsecured Leverage	37%	<60%

Senior Unsecured Debt Ratings:
Moody's Investors Service	Baa3/Stable
Standard & Poor's Rating Services	BBB-/Stable

Liquidity ($ in thousands)
Cash and cash equivalents	$43,648
Availability under unsecured credit facility	523,237
	$566,885

Unencumbered NOI as a % of Total NOI	75%

1	For a complete listing of all Debt Covenants related to the Company's Senior Unsecured Notes, as well as definitions of the terms, refer to the Company's filings with the SEC.

NET DEBT TO EBITDA
Company's Consolidated Debt & Share of Unconsolidated Debt		$1,197,124
Less: Cash, Cash Equivalents, and Restricted Cash		(47,760)
		$1,149,364
Q4 2020 EBITDA, Annualized:
- Consolidated EBITDA	$163,522
- Unconsolidated EBITDA [1]	1,409
- Minority Interest EBITDA [1]	(528)	164,402
Ratio of Company Share of Net Debt to EBITDA		7.0x

Ratio of Company Share of Net Debt to Pro-Forma EBITDA [2]		6.8x

____________________
1	See page 19 for details
2	Reflects as if Eastgate Crossing was owned for the entire 4th quarter.

p. 22	Kite Realty Group Trust Supplemental Financial and Operating Statistics –12/31/2020

TOP 25 TENANTS BY ANNUALIZED BASE RENT
As of December 31, 2020
($ in thousands, except per square foot data)

This table includes the following:
•Operating retail properties;
•Operating office properties; and
•Development/Redevelopment property tenants open for business or ground lease tenants who commenced paying rent as of December 31, 2020.

	Number of Stores						Credit Ratings
Tenant	Wholly Owned	JV1	Total Leased GLA/NRA[2]	Annualized Base Rent[3,4]	Annualized Base Rent per Sq. Ft.[4]	% of Total Portfolio Annualized Base Rent[4]	S&P	Moody's
Publix Super Markets, Inc.	11	—	535,466	$5,455	$10.19	2.50%	N/A	N/A
The TJX Companies, Inc.[5]	14	2	471,684	4,845	11.22	2.22%	A	A2
PetSmart, Inc.	13	1	291,379	4,084	14.62	1.87%	B-	Ba2
Ross Stores, Inc.	12	1	364,442	4,000	11.61	1.83%	BBB+	A2
Dick's Sporting Goods, Inc.[6]	7	—	340,502	3,741	10.99	1.71%	N/A	N/A
Bed Bath & Beyond, Inc.[7]	13	2	387,848	3,718	10.53	1.70%	B+	Ba3
Nordstrom Rack	5	1	197,797	3,571	20.75	1.64%	BB+	Baa3
Michaels Stores, Inc.	11	1	253,849	3,283	13.66	1.50%	B	N/A
Burlington Stores, Inc.	5	—	310,423	3,039	9.79	1.39%	BB	N/A
National Amusements	1	—	80,000	2,953	36.92	1.35%	B-	N/A
Old Navy (11) / Athleta (1)	12	—	183,599	2,868	15.62	1.31%	BB-	Ba2
Kohl's Corporation	4	—	184,516	2,832	7.87	1.30%	BBB-	Baa2
Walmart Stores, Inc.[8]	5	—	—	2,776	3.42	1.27%	AA	Aa2
Best Buy Co., Inc.	5	—	183,604	2,627	14.31	1.20%	BBB	Baa1
Petco Animal Supplies, Inc.	10	—	136,669	2,526	18.48	1.16%	CCC+	Caa1
Lowe's Companies, Inc.	3	—	—	2,375	4.91	1.09%	BBB+	Baa1
LA Fitness	3	—	125,209	2,292	18.31	1.05%	CCC+	Caa3
Hobby Lobby Stores, Inc.	5	—	271,254	2,248	8.29	1.03%	N/A	N/A
Whole Foods Market, Inc.	4	—	139,781	2,130	15.24	0.98%	A+	A2
Mattress Firm, Inc.[9]	16	—	76,408	2,121	27.75	0.97%	N/A	N/A
Walgreens	4	—	63,462	2,104	33.15	0.96%	BBB	Baa2
The Kroger Co.[10]	3	—	60,268	2,099	9.19	0.96%	BBB	Baa1
Five Below, Inc.	11	—	92,694	1,738	18.75	0.80%	N/A	N/A
DSW	6	1	133,255	1,687	14.33	0.77%	N/A	N/A
Sprouts Farmers Market, Inc.	3	—	83,985	1,589	18.92	0.73%	N/A	N/A
TOTAL	186	9	4,968,094	$72,702	$11.55	33.3%

1	JV Stores represent stores at unconsolidated properties.
2	Excludes the estimated size of the structures located on land owned by the Company and ground leased to tenants.
3	Annualized base rent represents the monthly contractual rent for December 31, 2020, for each applicable tenant multiplied by 12. Annualized base rent does not include tenant reimbursements. Annualized base rent represents 100% of the annualized base rent at consolidated properties and our share of the annualized base rent at unconsolidated properties.
4	Annualized base rent and percent of total portfolio includes ground lease rent.
5	Includes TJ Maxx (9), Marshalls (5) and HomeGoods (2).
6	Includes Dick's Sporting Goods (6) and Golf Galaxy (1).
7	Includes Bed Bath and Beyond (8), Buy Buy Baby (4), and Cost Plus World Market (3).
8	Includes Walmart (3) and Sam's Club (2).
9	Includes Mattress Firm (12) and Sleepy's (4).
10	Includes Kroger (1), Harris Teeter (1), and Smith's (1).

p. 23	Kite Realty Group Trust Supplemental Financial and Operating Statistics –12/31/2020

RETAIL LEASING SPREADS

			Comparable Space[1,2]
Category	Total Leases	Total Sq. Ft.	Leases	Sq. Ft.	Prior Rent PSF[3]	New Rent PSF[4]	Cash Rent Spread	GAAP Rent Spread[5]	TI, LL Work, Lease Commissions PSF[6]
New Leases - Q4, 2020 [7]	18	170,711	11	91,576	$24.40	$23.41	(4.1)%	9.8%
New Leases - Q3, 2020	21	87,000	16	69,144	22.03	22.53	2.3%	15.3%
New Leases - Q2, 2020	5	44,650	4	42,650	11.82	21.14	78.9%	95.6%
New Leases - Q1, 2020	15	124,235	11	113,251	15.61	17.41	11.5%	34.6%
Total	59	426,596	42	316,621	$19.04	$20.77	9.1%	21.3%	$40.23

Renewals - Q4, 2020 [7]	42	362,858	26	254,752	$17.22	$17.40	1.0%	7.7%
Renewals - Q3, 2020	57	370,151	45	314,219	15.03	16.18	7.6%	14.5%
Renewals - Q2, 2020	30	257,761	24	240,003	11.71	12.80	9.3%	16.8%
Renewals - Q1, 2020	27	131,878	21	94,130	19.02	20.73	8.9%	16.3%
Total	156	1,122,648	116	903,104	$15.18	$16.10	6.1%	12.0%	$0.48

Total - Q4, 2020 [7]	60	533,569	37	346,328	$19.12	$18.99	(0.7)%	8.4%
Total - Q3, 2020	78	457,151	61	383,363	16.29	17.33	6.3%	14.7%
Total - Q2, 2020	35	302,411	28	282,653	11.73	14.06	19.9%	29.3%
Total - Q1, 2020	42	256,113	32	207,381	17.16	18.91	10.2%	25.5%
Total	215	1,549,244	158	1,219,725	$16.18	$17.31	7.0%	14.5%	$10.80

________________
1	Comparable space leases on this report are included for second generation retail spaces. Comparable leases represent those leases for which there was a former tenant within the last 12 months. Leases at our two office properties, Thirty South Meridian and Eddy Street Commons, and ground leases are excluded.
2	Comparable renewals exclude leases with terms twenty-four months or shorter.
3	Prior rent represents minimum rent, if any, paid by the prior tenant in the final 12 months of the term. All amounts reported at lease execution.
4	Contractual rent represents contractual minimum rent per square foot for the first 12 months of the lease.
5	The aggregate spread on a straight-line basis over the contractual life of the lease to the comparable lease.
6	Includes redevelopment costs for tenant specific landlord work and tenant allowances provided to tenants.
7	Excluding one new anchor fitness lease and one renewal anchor fitness lease that did not require the Company to expend any capital, new, renewal, and total lease cash spreads were 4.4%, 7.5%, and 6.8%, respectively.

p. 24	Kite Realty Group Trust Supplemental Financial and Operating Statistics –12/31/2020

LEASE EXPIRATIONS

As of December 31, 2020

($ in thousands, except per square foot data)

This table includes the following:
•Operating retail properties;
•Operating office properties; and
•Development/Redevelopment property tenants open for business or ground lease tenants who commenced paying rent as of December 31, 2020.

		Expiring GLA[2]					Expiring Annualized Base Rent per Sq. Ft.[3]
	Number of Expiring Leases[1]	Shop Tenants	Anchor Tenants	Office and Other Tenants	Expiring Annualized Base Rent (Pro-rata)	% of Total Annualized Base Rent (Pro-rata)	Shop Tenants	Anchor Tenants	Office and Other Tenants	Total
2021	170	359,532	393,054	21,110	$16,106	8.0%	$29.22	$13.95	$21.60	$21.13
2022	253	520,386	1,058,556	65,020	29,293	14.6%	27.55	13.04	19.84	17.88
2023	242	493,066	1,120,690	113,177	32,012	15.9%	29.19	15.07	7.14	18.57
2024	206	451,867	744,562	33,827	22,193	11.0%	29.76	14.13	14.04	20.60
2025	200	413,172	1,178,558	124,107	27,545	13.7%	30.38	11.39	17.14	16.49
2026	133	322,876	896,743	—	17,174	8.5%	26.12	10.34	—	14.70
2027	80	212,014	367,192	9,154	10,830	5.4%	29.11	12.57	32.24	19.05
2028	72	176,834	272,757	61,747	11,103	5.5%	31.84	15.21	22.19	21.77
2029	50	126,717	177,159	—	6,087	3.0%	30.96	12.21	—	20.03
2030	48	148,081	266,032	—	7,887	3.9%	28.53	14.51	—	19.37
Beyond	66	147,592	925,503	54,721	20,975	10.4%	26.57	17.02	23.32	18.58
	1,520	3,372,137	7,400,806	482,863	$201,205	100.0%	$28.92	$13.53	$16.77	$18.36

____________________
1	Lease expiration table reflects rents in place as of December 31, 2020 and does not include option periods; 2021 expirations include 8 month-to-month tenants. This column also excludes ground leases.
2	Expiring GLA excludes estimated square footage attributable to non-owned structures on land owned by the Company and ground leased to tenants.
3	Annualized base rent represents the monthly contractual rent as of December 31, 2020 for each applicable tenant multiplied by 12. Excludes tenant reimbursements and ground lease revenue.

p. 25	Kite Realty Group Trust Supplemental Financial and Operating Statistics –12/31/2020

DEVELOPMENT AND REDEVELOPMENT PROJECTS

($ in thousands)

Project	MSA	KRG Ownership %	Anticipated Start Date	Projected Stabilization Date[1]	Projected New Total GLA	Projected New Owned GLA	Total Project Cost	KRG Equity Requirement	KRG Remaining Spend	Estimated Return on Project[2]

Active Projects
Glendale Town Center Apartments	Indianapolis, IN	12%	Q2 2020	Q2 2022	207,000	24,000	$38,400	$1,200	$900	7.0% - 8.0%
Eddy Street Commons at Notre Dame, IN - Phase III	South Bend, IN	100%	Q3 2020	Q1 2022	68,500	18,600	7,500	7,500	6,100	8.5% - 9.5%
Glendale Town Center Retail[3]	Indianapolis, IN	100%	Q1 2021	Q1 2022	54,500	54,500	11,000	3,900	3,900	27.0% - 28.0%
Total					330,000	97,100	$56,900	$12,600	$10,900	14.0% - 15.0%

Future Opportunities[4]
Hamilton Crossing Centre	Indianapolis, IN	Creation of a mixed use (office, retail, and multi-family) development.
The Corner	Indianapolis, IN	Creation of a mixed use (retail and multi-family) development to replace an unanchored small shop center.

Big Box Surge
Leases Signed	22
Tenants Open and Paying Rent	19

Capital Spent (cumulative)	$37,400
Estimated Capital Remaining	1,000
Total Estimated Capital	$38,400

Estimated Return on Costs	18%

Projected Annualized Development / Redevelopment Cash NOI Summary
Remaining Under Construction Development / Redevelopment Cash NOI[5]	$2,228
Total Remaining Annual Cash NOI	$2,228

____________________
1	Stabilization date represents near completion of project construction and substantial occupancy of the property.
2	Projected ROI for redevelopments is an estimate of the expected incremental stabilized annual operating cash flows to be generated divided by the estimated project costs, including construction, development, financing, and other soft costs, when applicable to the project.
3	Equity requirement is lower than total project cost due to a $7.1 million TIF received from the City of Indianapolis.
4	These opportunities are deemed potential at this time and are subject to various contingencies, many of which could be beyond the Company's control.
5	Does not include NOI associated with the Big Box Surge.

p. 26	Kite Realty Group Trust Supplemental Financial and Operating Statistics –12/31/2020

GEOGRAPHIC DIVERSIFICATION – ANNUALIZED BASE RENT BY REGION AND STATE

As of December 31, 2020

($ in thousands)

	Total Operating Portfolio Excluding Developments and Redevelopments		Developments and Redevelopments[2]		Joint Ventures[3]		Total Operating Portfolio Including Developments and Redevelopments
Region/State	Owned GLA/NRA[1]	Annualized Base Rent	Owned GLA/NRA[1]	Annualized Base Rent	Owned GLA/NRA[1]	Annualized Base Rent	Number of Properties	Owned GLA/NRA[1]	Annualized Base Rent - Ground Leases	Total Annualized Base Rent	Percent of Annualized Base Rent
South
Florida	3,331,826	$52,799	—	$—	121,591	$1,206	29	3,453,417	$3,740	$57,745	25.9%
Texas	1,798,711	27,500	—	—	156,146	2,568	10	1,954,857	1,374	31,442	14.1%
North Carolina	1,230,417	23,564	—	—	—	—	9	1,230,417	2,041	25,605	11.5%
Oklahoma	505,229	6,493	—	—	—	—	3	505,229	861	7,354	3.3%
Georgia	276,318	3,676	—	—	—	—	1	276,318	345	4,021	1.8%
South Carolina	257,833	2,670	—	—	—	—	2	257,833	—	2,670	1.2%
Tennessee	230,981	3,771	—	—	—	—	1	230,981	—	3,771	1.7%
Texas - Other	107,400	591	—	—	—	—	1	107,400	—	591	0.3%
Total South	7,738,715	121,064	—	—	277,737	3,774	56	8,016,452	8,361	133,199	59.8%

Midwest
Indiana - Retail	1,394,221	22,110	344,890	2,572	—	—	19	1,739,111	1,518	26,200	11.7%
Indiana - Other	366,502	6,773	24,000	—	—	—	4	390,502	—	6,773	3.0%
Illinois	83,759	1,146	—	—	—	—	1	83,759	—	1,146	0.5%
Ohio	236,230	2,217	—	—	—	—	1	236,230	—	2,217	1.0%
Total Midwest	2,080,712	32,246	368,890	2,572	—	—	25	2,449,602	1,518	36,336	16.2%

West
Nevada	769,107	19,873	—	—	—	—	4	769,107	3,717	23,590	10.6%
Utah	392,324	7,279	—	—	—	—	2	392,324	—	7,279	3.3%
Arizona	79,902	2,467	—	—	—	—	1	79,902	—	2,467	1.1%
Total West	1,241,333	29,619	—	—	—	—	7	1,241,333	3,717	33,336	15.0%

Northeast
New York	363,023	9,142	—	—	—	—	1	363,023	—	9,142	4.1%
New Jersey	112,871	2,827	—	—	139,022	2,849	2	251,893	2,103	7,779	3.5%
Connecticut	206,560	2,411	—	—	—	—	1	206,560	1,061	3,472	1.6%
Total Northeast	682,454	14,380	—	—	139,022	2,849	4	821,476	3,164	20,393	9.1%
	11,743,214	$197,309	368,890	$2,572	416,759	$6,623	92	12,528,863	$16,760	$223,264	100.0%

____________________
1	Owned GLA/NRA represents gross leasable area or net leasable area owned by the Company. It also excludes the square footage of Union Station Parking Garage and Pan Am Plaza Parking Garage.
2	Represents the three redevelopment and three development projects not in the retail operating portfolio.
3	Represents the three operating properties owned in unconsolidated joint ventures.

p. 27	Kite Realty Group Trust Supplemental Financial and Operating Statistics –12/31/2020

OPERATING RETAIL PORTFOLIO SUMMARY REPORT

As of December 31, 2020

Property	Location (MSA)	Year Built/ Renovated	Owner-ship %	Owned GLA[1]			Leased %			ABR per SqFt	Grocery Anchors[2]	Other Retailers[2]
				Total	Anchors	Shops	Total	Anchors	Shops
Arizona
The Corner	Tucson	2008	100%	79,902	55,883	24,019	100.0%	100.0%	100.0%	$30.87	Total Wine & More	Nordstrom Rack, Panera Bread, (Home Depot)
Connecticut
Crossing at Killingly Commons	Willimantic, CT	2010	85%	206,560	149,202	57,358	79.0%	85.7%	61.7%	14.77	Stop & Shop Supermarket, (Target)	TJ Maxx, Michaels, Petco, Staples, Lowe's Home Improvement Center
Florida
12th Street Plaza	Vero Beach	1978/2003	100%	135,016	121,376	13,640	75.7%	73.0%	100.0%	11.32	Publix	Tuesday Morning
Bayport Commons	Tampa	2008	100%	98,668	73,045	25,623	100.0%	100.0%	100.0%	17.85	(Target)	Burlington, PetSmart, Michaels
Centre Point Commons	Sarasota	2007	100%	119,366	93,574	25,792	97.4%	100.0%	88.2%	17.75		Best Buy, Dick's Sporting Goods, Office Depot, Panera Bread, (Lowe's Home Improvement Center)
Cobblestone Plaza	Miami	2011	100%	133,251	68,219	65,032	96.7%	100.0%	93.2%	28.72	Whole Foods	Party City, Planet Fitness
Colonial Square	Fort Myers	2010	100%	186,517	150,505	36,012	88.1%	100.0%	38.4%	11.89		Kohl's, Hobby Lobby, PetSmart
Delray Marketplace	Miami	2013	98%	260,347	118,136	142,211	94.9%	100.0%	90.6%	26.39	Publix	Paragon Theatres, Burt & Max's, Ann Taylor Loft, Chico's, White House Black Market
Estero Town Commons	Fort Meyers	2006	100%	25,696	—	25,696	94.7%	0.0%	94.7%	15.53		Lowe's Home Improvement Center, Dollar Tree
Hunter's Creek Promenade	Orlando	1994	100%	119,738	55,999	63,739	99.1%	100.0%	98.3%	15.94	Publix
Indian River Square	Vero Beach	1997/2004	100%	142,622	109,000	33,622	95.9%	100.0%	82.7%	11.20	(Target)	Beall's, Office Depot, Dollar Tree, Panera
International Speedway Square	Daytona Beach	1999/2013	100%	233,424	203,405	30,019	79.2%	82.3%	57.9%	12.24	Total Wine & More	Bed Bath & Beyond, Old Navy, Staples, Michaels, Dick’s Sporting Goods, Shoe Carnival
Kings Lake Square	Naples	1986/2014	100%	88,611	45,600	43,011	99.1%	100.0%	98.1%	19.37	Publix
Lake City Commons	Lake City	2008	100%	65,746	45,600	20,146	100.0%	100.0%	100.0%	15.92	Publix
Lake City Commons - Phase II	Lake City	2011	100%	16,291	12,131	4,160	100.0%	100.0%	100.0%	15.89	Publix	PetSmart
Lake Mary Plaza	Orlando	2009	100%	21,385	14,880	6,505	100.0%	100.0%	100.0%	38.22		Walgreens
Lithia Crossing	Tampa	2003/2013	100%	90,522	53,547	36,975	58.9%	32.8%	96.8%	22.80	The Fresh Market	Chili's, Panera Bread
Miramar Square	Miami	2008	100%	231,680	147,505	84,175	94.7%	100.0%	85.3%	18.13	Sprouts Farmers Market	Kohl's, Miami Children's Hospital
Northdale Promenade	Tampa	1985/2017	100%	179,559	130,269	49,290	95.0%	100.0%	81.9%	12.64	(Winn Dixie)	TJ Maxx, Ulta Beauty, Beall's, Crunch Fitness, Tuesday Morning
Pine Ridge Crossing	Naples	1993	100%	105,986	66,435	39,551	94.2%	100.0%	84.5%	18.10	Publix, (Target)	Ulta Beauty, (Beall's)
Pleasant Hill Commons	Orlando	2008	100%	70,645	45,600	25,045	100.0%	100.0%	100.0%	16.06	Publix
Riverchase Plaza	Naples	1991/2001	100%	78,291	48,890	29,401	96.3%	100.0%	90.3%	17.24	Publix
Saxon Crossing	Daytona Beach	2009	100%	119,909	95,304	24,605	96.0%	100.0%	80.5%	15.29	(Target)	Hobby Lobby, LA Fitness, (Lowe's Home Improvement Center)
Shoppes of Eastwood	Orlando	1997	100%	69,076	51,512	17,564	90.1%	100.0%	61.1%	12.52	Publix
Shops at Eagle Creek	Naples	1983/2013	100%	70,731	50,187	20,544	95.8%	100.0%	85.7%	16.23	The Fresh Market	Staples, Panera Bread, (Lowe's Home Improvement Center)
Tamiami Crossing	Naples	2016	20%	121,591	121,591	—	73.7%	73.7%	0.0%	13.46	Aldi, (Walmart)	Marshalls, Michaels, PetSmart, Ross Stores, Ulta Beauty
Tarpon Bay Plaza	Naples	2007	100%	81,864	59,442	22,422	100.0%	100.0%	100.0%	17.77	(Target)	PetSmart, Cost Plus World Market, Ross Stores, Panera Bread

See footnotes on page 31

p. 28	Kite Realty Group Trust Supplemental Financial and Operating Statistics –12/31/2020

OPERATING RETAIL PORTFOLIO SUMMARY REPORT (CONTINUED)

As of December 31, 2020

Property[1]	Location (MSA)	Year Built/ Renovated	Owner-ship %	Owned GLA[2]			Leased %			ABR per Sq. ft.	Grocery Anchors[4]	Other Retailers[4]
				Total	Anchors	Shops	Total	Anchors	Shops
The Landing at Tradition	Port St. Lucie	2007	100%	359,227	283,208	76,019	88.4%	89.8%	82.9%	15.39	(Target)	TJ Maxx, Ulta Beauty, Burlington, Bed Bath & Beyond, LA Fitness, Michaels, Old Navy, PetSmart, DSW, Five Below, Ross Stores
The Shops at Julington Creek	Jacksonville	2011	100%	40,254	21,038	19,216	100.0%	100.0%	100.0%	20.87	The Fresh Market
Tradition Village Center	Port St. Lucie	2006	100%	85,057	45,600	39,457	96.9%	100.0%	93.3%	18.75	Publix
Waterford Lakes Village	Orlando	1997	100%	78,007	51,703	26,304	98.4%	100.0%	95.2%	13.91
Georgia
Mullins Crossing	Augusta	2005	100%	276,318	228,224	48,094	99.3%	100.0%	96.1%	13.39	(Target)	Ross Stores, Old Navy, Five Below, Kohls, La-Z-Boy, Marshalls, Office Max, Petco, Ulta Beauty, Panera Bread
Illinois
Naperville Marketplace	Chicago	2008	100%	83,759	61,683	22,076	97.7%	100.0%	91.1%	14.01	(Caputo's Fresh Market)	TJ Maxx, PetSmart
Indiana
54th & College	Indianapolis	2008	100%	—	—	—	—%	—%	—%	—	The Fresh Market
Bridgewater Marketplace	Westfield	2008	100%	25,975	—	25,975	100.0%	0.0%	100.0%	22.15		(Walgreens), The Local Eatery, Original Pancake House
Castleton Crossing	Indianapolis	1975/2012	100%	286,377	247,710	38,667	97.4%	100.0%	80.6%	12.21		TJ Maxx/HomeGoods, Burlington, Shoe Carnival, Value City Furniture, K&G Menswear, Chipotle, Verizon, Five Below
Cool Creek Commons	Westfield	2005	100%	125,072	54,401	70,671	68.1%	36.0%	92.8%	23.50	The Fresh Market	McAlister's Deli, Buffalo Wild Wings, Pet People
Depauw University Bookstore and Café	Indianapolis	2012	100%	11,974	—	11,974	100.0%	0.0%	100.0%	9.17		Follett's, Starbucks
Eddy Street Commons at Notre Dame	South Bend	2009	100%	87,987	20,154	67,833	96.1%	100.0%	95.0%	27.32		Hammes Bookstore & Cafe, Chipotle, Urban Outfitters, Five Guys, Kilwins, Blaze Pizza
Fishers Station	Fishers	1989/2018	100%	52,395	15,441	36,954	78.8%	100.0%	70.0%	16.83		Dollar Tree, Goodwill
Geist Pavilion	Fishers	2006	100%	63,910	29,700	34,210	97.6%	100.0%	95.6%	17.60		Ace Hardware, Goodwill, Ale Emporium, Pure Barre
Greyhound Commons	Carmel	2005	100%	9,152	—	9,152	100.0%	0.0%	100.0%	15.33		(Lowe's Home Improvement Center), Koto Japenese Steakhouse
Nora Plaza	Indianapolis	2004	100%	139,670	73,589	66,081	94.1%	100.0%	87.6%	15.29	Whole Foods, (Target)	Marshalls
Rangeline Crossing	Carmel	1986/2013	100%	99,497	48,171	51,326	66.4%	47.7%	84.0%	25.05		Walgreens, Panera Bread, City BBQ
Rivers Edge	Indianapolis	2011	100%	150,463	117,890	32,573	98.9%	100.0%	95.0%	22.10		Nordstrom Rack, The Container Store, Arhaus Furniture, Bicycle Garage of Indy, Buy Buy Baby
Stoney Creek Commons	Noblesville	2000/2013	100%	84,226	84,226	—	64.1%	64.1%	0.0%	14.38		LA Fitness, Goodwill, (Lowe's Home Improvement Center)
Traders Point I	Indianapolis	2005	100%	211,545	170,809	40,736	94.4%	100.0%	70.9%	14.47		Dick's Sporting Goods, AMC Theatres, Michaels, Old Navy, PetSmart, Books-A-Million
Traders Point II	Indianapolis	2005	100%	45,978	—	45,978	90.4%	0.0%	90.4%	27.72		Starbucks, Noodles & Company, Qdoba

See footnotes on page 31

p. 29	Kite Realty Group Trust Supplemental Financial and Operating Statistics –12/31/2020

OPERATING RETAIL PORTFOLIO SUMMARY REPORT (CONTINUED)

As of December 31, 2020

Property[1]	Location (MSA)	Year Built/ Renovated	Owner-ship %	Owned GLA[2]			Leased %			ABR per Sqft	Grocery Anchors[4]	Other Retailers[4]
				Total	Anchors	Shops	Total	Anchors	Shops
Nevada
Centennial Center	Las Vegas	2002	100%	334,023	147,824	186,199	99.2%	100.0%	98.6%	25.95	Sam's Club, Walmart	Ross Stores, Big Lots, Famous Footwear, Michaels, Petco, Home Depot, HomeGoods, Skechers, Five Below, Sephora, Tillys
Centennial Gateway	Las Vegas	2005	100%	193,452	140,277	53,175	99.4%	100.0%	97.9%	24.40	Trader Joe's	Party City, Sportsman's Warehouse, Walgreens, UFC Fit
Eastern Beltway Center	Las Vegas	1998/2006	100%	162,318	77,436	84,882	88.7%	100.0%	78.4%	27.21	Sam's Club, Walmart	Petco, Ross Stores, Skechers, Old Navy, (Home Depot)
Rampart Commons	Las Vegas	2002/2018	100%	79,314	11,965	67,349	100.0%	100.0%	100.0%	33.55		Athleta, North Italia, Pottery Barn, Williams Sonoma, Flower Child, Crunch Fitness
New Jersey
Bayonne Crossing	New York / Northern New Jersey	2011	100%	112,871	52,219	60,652	72.8%	41.2%	100.0%	34.41	Walmart	Michaels, Lowe's Home Improvement Center
Livingston Shopping Center	New York / Northern New Jersey	1997	20%	139,022	133,125	5,897	97.9%	100.0%	50.8%	20.93		Cost Plus World Market, Buy Buy Baby, Nordstrom Rack, DSW, TJ Maxx, Ulta Beauty
New York
City Center	New York / Northern New Jersey	2004/2018	100%	363,023	325,139	37,884	97.0%	100.0%	70.9%	25.97	ShopRite	Nordstrom Rack, New York Sports Club, Burlington, Club Champion Golf, National Amusements
North Carolina
Eastgate Crossing	Raleigh	1958/2007	100%	156,276	62,386	93,890	72.7%	55.4%	84.2%	32.90	Trader Joe's	Chipotle, Petco, Starbucks, Ulta Beauty
Holly Springs Towne Center - Phase I	Raleigh	2013	100%	209,811	121,761	88,050	91.7%	100.0%	80.1%	18.28	(Target)	Dick's Sporting Goods, Marshalls, Petco, Ulta Beauty, Michaels, Old Navy, Five Below
Holly Springs Towne Center - Phase II	Raleigh	2016	100%	145,043	111,843	33,200	98.8%	100.0%	94.6%	17.94	(Target)	Bed Bath & Beyond, DSW, AMC Theatres, 02 Fitness
Northcrest Shopping Center	Charlotte	2008	100%	133,621	65,576	68,045	94.2%	100.0%	88.6%	23.74	(Target)	REI Co-Op, David's Bridal, Old Navy, Five Below
Oleander Place	Wilmington	2012	100%	45,524	30,144	15,380	100.0%	100.0%	100.0%	18.05	Whole Foods
Parkside Town Commons - Phase I	Raleigh	2015	100%	55,368	22,500	32,868	100.0%	100.0%	100.0%	26.23	Harris Teeter/Kroger, (Target)	Petco, Guitar Center
Parkside Town Commons - Phase II	Raleigh	2017	100%	298,094	188,785	109,309	67.5%	50.6%	96.7%	22.21	(Target)	Golf Galaxy, Hobby Lobby, Chuy's, Starbucks, Panera Bread, Levity Live
Perimeter Woods	Charlotte	2008	100%	125,579	105,175	20,404	100.0%	100.0%	100.0%	20.82		Best Buy, Off Broadway Shoes, PetSmart, Michaels, (Lowe's Home Improvement Center)
Toringdon Market	Charlotte	2004	100%	61,101	26,546	34,555	97.9%	100.0%	96.3%	23.34	Earth Fare
Ohio
Eastgate Pavilion	Cincinnati	1995	100%	236,230	231,730	4,500	100.0%	100.0%	100.0%	9.38		Best Buy, Dick's Sporting Goods, Value City Furniture, Petsmart, DSW
Oklahoma
Belle Isle Station	Oklahoma City	2000	100%	196,164	115,783	80,381	85.9%	100.0%	65.5%	17.42	(Walmart)	REI, Shoe Carnival, Old Navy, Ross Stores, Nordstrom Rack, Ulta Beauty, Five Below
Shops at Moore	Oklahoma City	2010	100%	260,625	188,037	72,588	92.6%	94.6%	87.2%	12.35		Bed Bath & Beyond, Best Buy, Hobby Lobby, Old Navy, PetSmart, Ross Stores
Silver Springs Pointe	Oklahoma City	2001	100%	48,440	20,515	27,925	83.0%	100.0%	70.4%	14.38	(Sam's Club), (Walmart)	Kohls, Office Depot, (Home Depot)

See footnotes on page 31

p. 30	Kite Realty Group Trust Supplemental Financial and Operating Statistics –12/31/2020

OPERATING RETAIL PORTFOLIO SUMMARY REPORT (CONTINUED)

As of December 31, 2020

Property[1]	Location (MSA)	Year Built/ Renovated	Owner-ship %	Owned GLA[2]			Leased %			ABR per Sqft		Other Retailers[4]
				Total	Anchors	Shops	Total	Anchors	Shops		Grocery Anchor[4]
South Carolina
Publix at Woodruff	Greenville	1997	100%	68,103	47,955	20,148	91.0%	100.0%	69.5%	10.54	Publix
Shoppes at Plaza Green	Greenville	2000	100%	189,730	162,068	27,662	82.6%	87.0%	56.8%	12.87		Bed Bath & Beyond, Christmas Tree Shops, American Freight, Party City, Shoe Carnival, Old Navy
Tennessee
Cool Springs Market	Nashville	1995	100%	230,981	172,712	58,269	97.8%	100.0%	91.4%	16.69	(Kroger)	Dick's Sporting Goods, Marshalls, Buy Buy Baby, DSW, Staples, Jo-Ann Fabric, Panera Bread
Texas
Chapel Hill Shopping Center	Dallas/Ft. Worth	2001	100%	126,812	43,450	83,362	100.0%	100.0%	100.0%	26.68	H-E-B Grocery	The Container Store, Cost Plus World Market
Colleyville Downs	Dallas/Ft. Worth	2014	100%	194,744	139,219	55,525	94.4%	100.0%	80.4%	15.68	Whole Foods	Westlake Hardware, Goody Goody Liquor, Petco, Fit Factory
Kingwood Commons	Houston	1999	100%	158,109	74,836	83,273	51.5%	14.5%	84.7%	28.28		Petco, Chico's, Talbots, Ann Taylor
Market Street Village/ Pipeline Point	Dallas/Ft. Worth	1970/2011	100%	156,621	136,742	19,879	100.0%	100.0%	100.0%	13.67		Jo-Ann Fabric, Ross Stores, Buy Buy Baby, Party City, Spec's Wine Spirits & Finer Foods
Plaza at Cedar Hill	Dallas/Ft. Worth	2000/2010	100%	295,665	234,358	61,307	92.4%	100.0%	63.1%	13.67	Sprouts Farmers Market, Total Wine	DSW, Ross Stores, Hobby Lobby, Office Max, Marshalls, Home Goods
Plaza Volente	Austin	2004	20%	156,146	105,000	51,146	94.8%	100.0%	84.2%	17.34	H-E-B Grocery
Portofino Shopping Center	Houston	1999/2010	100%	369,802	218,861	150,941	83.2%	83.6%	82.6%	21.38	(Sam's Club)	DSW, Michaels, PGA Superstore, PetSmart, Old Navy, TJ Maxx, Nordstrom Rack, Five Below
Sunland Towne Centre	El Paso	1996/2014	100%	306,454	265,037	41,417	98.9%	100.0%	91.7%	11.27	Sprouts Farmers Market	PetSmart, Ross Stores, Bed Bath & Beyond, Spec's Fine Wines, At Home
Waxahachie Crossing	Dallas/Ft. Worth	2010	100%	97,127	72,191	24,936	100.0%	100.0%	100.0%	15.55		Best Buy, PetSmart, Ross Stores, (Home Depot)
Westside Market	Dallas/Ft. Worth	2013	100%	93,377	70,000	23,377	100.0%	100.0%	100.0%	16.66	Randalls Tom Thumb
Utah
Draper Crossing	Salt Lake City	2012	100%	164,657	115,916	48,741	100.0%	100.0%	100.0%	17.28	Kroger/Smith's	TJ Maxx, Dollar Tree, Downeast Home
Draper Peaks	Salt Lake City	2012	100%	227,667	101,464	126,203	91.5%	100.0%	84.7%	21.27		Michaels, Office Depot, Petco, Quilted Bear, Ross Stores, (Kohl's)

Total				11,661,731	7,878,959	3,782,772	91.2%	92.9%	87.6%	$18.42

Total at Pro-Rata Share				11,328,324	7,591,186	3,737,138	91.2%	93.0%	87.7%	$18.44

____________________
1	Percentage of Owned GLA Leased reflects Owned GLA/NRA leased as of December 31, 2020, except for Greyhound Commons and 54th & College.
2	Tenants within parentheses are non-owned.

p. 31	Kite Realty Group Trust Supplemental Financial and Operating Statistics –12/31/2020

NON-RETAIL OPERATING PROPERTIES

As of December 31, 2020

($ in thousands, except per square foot data)

Property	MSA	Year Built/ Renovated	Owned NRA	Percentage Of Owned NRA Leased	Annualized Base Rent[1]	Percentage of Annualized Office and Other Base Rent	Base Rent Per Leased Sq. Ft.	Major Tenants
Commercial Properties
Thirty South Meridian[2]	Indianapolis	1905/2002	284,874	94.6%	$5,448	67.2%	$20.22	Carrier, Kite Realty Group, Lumina Foundation
Union Station Parking Garage[3]	Indianapolis	1986	N/A	N/A	N/A	N/A	N/A	Denison Parking (manager)
Pan Am Plaza Parking Garage[3]	Indianapolis		N/A	N/A	N/A	N/A	N/A	Denison Parking (manager)
Stand-alone Office Components of Retail Properties
Eddy Street Office (part of Eddy Street Commons)[4]	South Bend	2009	81,628	100.0%	1,324	16.4%	16.23	University of Notre Dame Offices
Tradition Village Office (part of Tradition Village Square)	Port St. Lucie	2006	24,340	100.0%	735	9.1%	30.19
Total Commercial Properties			390,842	96.1%	$7,507	92.7%	$20.00

Other Properties
Burlington	San Antonio	1992/2000	107,400	100.0%	$591	7.3%	$5.50	Burlington
			107,400	100.0%	$591	7.3%	$5.50

Total Commercial and Other			498,242	96.9%	$8,098	100.0%	$16.77

Multi-Family/Lodging
Embassy Suites South Bend at Notre Dame[5]	South Bend	2018	—	N/A	—	—	—	Full service hotel with 164 rooms
The Foundry Lofts and Apartments at Eddy Street	South Bend	2009	—	100.0%	—	—	—	Air rights lease for apartment complex with 266 units
The Foundry Lofts and Apartments at Eddy Street Phase II	South Bend	2020	—	100.0%	—	—	—	Air rights lease for apartment complex with 453 units
Summit at City Center Apartments	New York / Northern New Jersey	2004	—	100.0%	—	—	—	Apartment complex with 24 units.

____________________
1	Annualized Base Rent represents the monthly contractual rent as of December 31, 2020 for each applicable property, multiplied by 12.
2	Annualized Base Rent includes $859,256 from the Company and subsidiaries as of December 31, 2020, which is eliminated for purposes of our consolidated financial statement presentation.
3	The garage is managed by a third party.
4	The Company also owns the Eddy Street Commons retail shopping center in South Bend, Indiana, along with a parking garage that serves a hotel and the office and retail components of the property.
5	Property owned in an unconsolidated joint venture.

p. 32	Kite Realty Group Trust Supplemental Financial and Operating Statistics –12/31/2020

COMPONENTS OF NET ASSET VALUE

As of December 31, 2020

($ in thousands)

Cash Net Operating Income (NOI)		Supplemental Page No.:	Other Assets		Supplemental Page No.:
GAAP property NOI (incl. Ground Lease Revenue)	$48,403	14	Cash and cash equivalents	$43,648	11
Below-market lease intangibles, net	(1,900)	16	Tenant and other receivables (net of SLR)	32,371	11
Straight-line rent	(240)	16	Restricted cash and escrow deposits	2,938	11
Other property related revenue	(1,675)	14	Prepaid and other assets	39,975	11
Ground lease ("GL") revenue	(4,190)	14	Undeveloped land in operating portfolio [1]	13,000
Consolidated Cash Property NOI (excl. GL)	$40,398		Land held for development	13,612
Annualized Consolidated Cash Property NOI (excl. ground leases)	$161,592
			Total Other Asset Value	$145,544

Adjustments To Normalize Annualized Cash NOI			Liabilities
Total projected remaining development / transitional redevelopment cash NOI [3]	$2,228	26	Mortgage and other indebtedness	$(1,170,794)	11
Unconsolidated EBITDA	1,409	19	KRG share of unconsolidated debt	(22,150)	20
			Partner share of consolidated joint venture debt	1,102
			Accounts payable and accrued expenses	(85,649)	11
General and administrative expense allocable to property management activities included in property expenses ($1,100 in Q4)	4,400	14, footnote 4	Other liabilities[4]	(40,170)	11
Total Adjustments	8,037		Debt premium and issuance costs, net	(5,282)	20
			Non-controlling redeemable joint venture interest	(10,070)
			Projected remaining under construction development/redevelopment [5]	(11,900)	26
Annualized Normalized Portfolio Cash NOI (excl. Ground Leases)	$169,629		Total Liabilities	$(1,344,913)
Annualized Ground Lease NOI	16,760
Total Annualized Portfolio Cash NOI	$186,389		Common Shares and Units Outstanding	86,711,910

____________________
1	Undeveloped land with a book value of $13.0 million at December 31, 2020.
2	Includes CIP amounts for miscellaneous tenant improvements and small projects.
3	Excludes the projected cash NOI and related cost from the redevelopment opportunities outlined on page 26.
4	Deferred revenue and other liabilities of $85.6 million less mark-to-market lease liability of $45.5 million.
5	Remaining costs on page 26 for development projects and Big Box Surge.

p. 33	Kite Realty Group Trust Supplemental Financial and Operating Statistics –12/31/2020